Exhibit 99.1

Houston, Texas, Feb. 08, 2023 -- HNR Acquisition Corp (the “Company”) (NYSE: HNRA) today announced that, on February 5, 2023, it has received notice from HNRAC Sponsors LLC (the “Sponsor”) of its intention to extend the period of time by which the Company must complete its initial business combination from February 15, 2023 to May 15, 2023. The Company also announced that, on February 8, 2023, in accordance with the Company’s Certificate of Incorporation, the Sponsor’s designee has timely deposited into trust account an aggregate of $862,500, representing $0.10 per public share of the Company, in order to effect such extension.

About HNR Acquisition Corp

HNR Acquisition Corp is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected, including the funding of the Trust Account to further extend the period for the Company to consummate an initial business combination, if needed. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks,” “may,” “might,” “plan,” “possible,” “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect the Company’s management’s current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. In addition, please refer to the Risk Factors section of the Company’s Form 10-K and its Quarterly Reports on Form 10-Q for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Contact Information:

David M. Smith, General Counsel

HNR Acquisition Corp

Email: dmsmith@HNRA-NYSE.com

Telephone: +1 (713) 854-0148

Investor Relations:

Mitchell B. Trotter, CFO

HNR Acquisition Corp

Email: mbtrotter@comcast.net

Telephone: +1 (281) 989-3618